UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2020

Emmaus Life Sciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35527	87-0419387
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

21250 Hawthorne Boulevard, Suite 800, Torrance, CA	90503
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (310) 214-0065

(Former name or former address, if changed, since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Securities registered pursuant to Section 12(b of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement

Amendment of Amended Securities Purchase Agreement and Related Instruments

On September 22, 2020, Emmaus Life Sciences, Inc. (“we,” “us,” “our,” “Emmaus” or the “company”) and EMI Holding, Inc., our wholly owned subsidiary (“EMI Holding”), entered into a securities amendment agreement (the “Agreement”) with the holders of $9.2 million principal amount of EMI Holdings’ outstanding Second Amended and Restated 10% Senior Secured Convertible Debentures Due April 21, 2021 (the “Debentures”). The Agreement amends in certain respects the securities purchase agreement among the company, EMI Holding and the holders of the Debentures originally entered into on September 8, 2018, as previously amended, and provides that the Debentures are to be amended in certain respects as set forth in the form of Allonge Amendment No. 1 to the Debentures attached as Exhibit A to the Agreement (the “Allonge”).

 Pursuant to the Allonge, the aggregate monthly redemption payments under the Debentures were reduced to $500,000 from $1,000,000 in principal amount of the Debentures and the maturity date of the Debentures was extended from April 21, 2021 to August 31, 2021. The monthly redemption payments are to resume beginning on or before September 30, 2020 and to continue on the first day of each month thereafter commencing October 1, 2020. The remaining principal balance of the Debentures will be due and payable upon maturity, subject to mandatory prepayment in connection with certain “Capital Events” as defined.

In consideration of their financial accommodations to the company, we agree in the Agreement to issue to the holders of the Debentures, pro rata based upon the relative principal amounts of their Debentures, five-year Common Stock Purchase Warrants (the “Warrants”) to purchase a total of up to 1,840,000 shares of Emmaus common stock at an exercise price of $2.00 a share. The Warrants provide for so-called full-ratchet anti-dilution adjustments in the event we sell or issue shares of common stock or common stock equivalents at an effective price per share less than the exercise price of the Warrants, subject to certain exceptions. The exercise price also remains subject to adjustment for stock splits and other customary events.

The Agreement contains representations and warranties that the parties made to, and solely for the benefit of, the other in the context of the terms and conditions of the Agreement and of the specific relationship among the parties. The provisions of the Agreement, including such representations and warranties, are not for the benefit of any party other than the parties to the Agreement and are not intended to provide investors or the public with information about the current state of affairs of the parties to the Agreement. Rather, investors and the public should look to the disclosures contained in our filings with the Securities and Exchange Commission for such information.

The foregoing descriptions of the material terms of the Agreement, the Allonge and the Warrants are not complete and are qualified in their entirety by reference to the full text of the Agreement and the forms of the Allonge and the Warrants, copies of which are filed as exhibits hereto and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information in Item 1.01 of this Report regarding the Debentures, as amended by the Allonge, is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

The exhibits listed on the accompanying Index to Exhibits are incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 24, 2020	EMMAUS LIFE SCIENCES, INC.

	By:	/s/ YASUSHI NAGASAKI
	Name:	Yasushi Nagasaki
	Title:	Interim Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description

4.1	Form of Allonge Amendment No. 1 to Second Amended and Restated 10% Senior Secured Convertible Debenture Due April 21, 2021 (included as Exhibit A to Exhibit 10.1).

4.2	Form of Common Stock Purchase Warrant (included as Exhibit B to Exhibit 10.1).

10.1	Securities Amendment Agreement dated as of September 22, 2020 among Emmaus Life Sciences, Inc., EMI Holding, Inc. and the Holders thereunder, including Exhibits.

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